                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       SEPTEMBER 8, 2000 (AUGUST 24, 2000)
                Date of Report (Date of earliest event reported)

                             AVAX TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

         DELAWARE                     000-29222                13-3575874
 (State or other jurisdiction   (Commission File Number)      (IRS Employer
      of incorporation)                                  Identification Number)

                                4520 MAIN STREET
                                    SUITE 930
                              KANSAS CITY, MO 64111
                    (Address of principal executive offices)


                                 (816) 960-1333
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On August 24, 2000, the Company completed its acquisition of GPH, S.A. ("Holdings") and Genopoietic S.A. ("Genopoietic") each a French societe anonyme based in Paris, France. As previously announced, under the terms of the Stock Contribution Agreement dated as of July 17, 2000, as amended by that certain Agreement dated as of August 24, 2000 (the "Tax Agreement") (the "Contribution Agreement"), 100% of the outstanding shares of both Holdings, which is the majority shareholder of Genopoietic, and Genopoietic have been contributed to the Company by the shareholders of those two entities in exchange for an aggregate of 800,000 shares of the Company's common stock. Of the 800,000 shares, an aggregate of 659,756 shares issued to Professors David R. Klatzmann and Jean-Loup Salzmann, who were the two primary shareholders of Holdings, have been placed in escrow in large part to secure their indemnification obligations under the Contribution Agreement. Each of Professors Klatzmann and Salzmann will also receive $2,500.

         Pursuant to the terms of the Tax Agreement, the Company agreed to assist Professors Klatzmann and Salzmann in paying their capital gains tax liability, if any, owing to the French tax authorities as a result of their aggregate acquisition of the 659,756 shares of the Company's common stock under the Contribution Agreement. The Company may, at its option, either: (i) permit and facilitate the sale by Professors Klatzmann and Salzmann of enough of the escrowed shares of common stock held in accordance with the Contribution Agreement to pay any resulting capital gains tax liability; or (ii) loan to Professors Klatzmann and Salzmann on commercially reasonable terms an amount equal to the capital gains tax. In the event that the Professors do not pay any capital gains tax on the acquisition of the Company's common stock at any time during 2001, the Company will have no continuing obligation under the Tax Agreement.

         Genopoietic specializes in the research and development of cell and gene therapies aimed at cancer, auto-immune disease and orthopedics. Genopoietic was founded in 1993 by Professors Klatzmann and Salzmann, with the support of Pierre et Marie Curie University (the "University"). Under the terms of the Contribution Agreement, the Company also acquired certain of the rights to the University's patents that cover technologies developed by Genopoietic, and the Company has retained Genopoietic's exclusive agreement with the University relating to the work of Professor Klatzmann in his laboratory at the University.

         Professors Klatzmann and Salzmann have signed consulting agreements with AVAX International Services, Inc, an affiliate of the Company, to advance the interests of both the Company and Genopoietic. Pursuant to the Rights Agreements dated as of August 24, 2000 between the Company and each of Professors Klatzmann and Salzmann, Professors Klatzmann and Salzmann also each have the right to acquire up to an additional 1,100,000 shares of the Company's common stock, upon the successful and timely achievement of development and commercialization milestones by Genopoietic. These milestones include: obtaining GMP certification of Genopoietic's facility in Lyon, France to manufacture M-Vax(TM), the Company's autologous cell vaccine (AC Vaccine(TM)) for the treatment of stage 3 melanoma, and to manufacture Genopoietic's autologous chondrocyte product; reaching specific regulatory and sales milestones related to M-Vax, chondrocytes and second generation chondrocytes; and reaching regulatory milestones related to Genopoietic's thymidine kinase suicide gene technology for the treatment of graft-versus-host-disease, cancer and other indications.

         The Company also entered into the Research Funding Agreement dated as of August 24, 2000 with Genopoietic, the Company's new wholly owned subsidiary, (the "Research Funding Agreement") to provide funding to Genopoietic for direct costs of basic scientific research in areas of mutual interest to the Company and Genopoietic. Subject to the fulfillment of certain funding conditions, the Company has agreed to provide up to an aggregate of $8,000,000 to Genopoietic throughout the period ending July 31, 2005. At the Company's option, the funds will be provided as additional contributions to the capital of Genopoietic, as payment of indebtedness owed by Genopoietic to third parties or as a long-term loan to Genopoietic.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) AND (b)  FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL STATEMENTS.

         The financial statements required by Items 7(a) and (b) of Form 8-K will be filed by the Company on or before November 7, 2000.

         (c)   EXHIBITS.

         10.1 Stock Contribution Agreement dated as of July 17, 2000, among AVAX Technologies, Inc., Professor David R. Klatzmann, Professor Jean-Loup Salzmann, GPH, S.A. and Genopoietic, S.A.

         10.2 [Tax] Agreement dated as of August 24, 2000, among AVAX Technologies, Inc., GPH, S.A., Genopoietic S.A., Professor David
               R. Klatzmann and Professor Jean-Loup Salzmann.

         *10.3 Rights Agreement dated as of August 24, 2000 between the Company and Professor David R. Klatzmann (an identical agreement was entered into between the Company and Professor Jean-Loup Salzmann).

         10.4 Research Funding Agreement dated as of August 24, 2000 between the Company and Genopoietic, S.A.
---------------
*  To be filed by amendment.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             AVAX TECHNOLOGIES, INC.

Date:  September 8, 2000

                                             By: /s/ David L. Tousley
                                                 ---------------------------
                                                 Name:  David L. Tousley
                                                 Title: Chief Financial Officer


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

                                  EXHIBIT INDEX


         Exhibit Number                        Description
         --------------                        -----------
                    10.1           Stock Contribution Agreement dated as of
                                   July 17, 2000.

                    10.2           [Tax] Agreement dated as of August 24, 2000.

                   *10.3           Klatzmann Rights Agreement dated as of
                                   August 24, 2000.

                    10.4           Research Funding Agreement dated as of
                                   August 24, 2000.

---------------
*  To be filed by amendment.


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